===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

               Pursuant to section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 16, 1995
                                                          -------------

                            ALOETTE COSMETICS, INC.
- -------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



         Pennsylvania               0-15414                    23-2056003
- -------------------------------------------------------------------------------
(State or other juris-      (Commission File Number)      (IRS Employer Inden-
diction of incorporation)                                    tification No.)


1301 Wright's Lane East, West Chester, PA                         19380
- -------------------------------------------------------------------------------
(Address of principle executive offices)                       (Zip Code)


Registrant's telephone number, including area code (610) 692-0600
                                                   --------------



- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Exhibit Index appears on Page 2

Item 5.           OTHER EVENTS

         On June 16, 1995, Aloette Cosmetics, Inc. received a cash payment of approximately $2.1 million for the sale of certain assets of its manufacturing operation, Superior Products Company, from Naterra International, Inc. This consummated the agreement signed June 15, 1995 selling the land, building and fixtures therein, and the inventory of the manufacturing operation to Naterra. The net proceeds from the sale have been applied against the Company's outstanding line of credit as a reduction of the credit facility. Aloette also entered into a five year manufacturing agreement with Naterra International, a contract manufacturer, to purchase products based on Aloette's formulas and specifications at prices competitive in the industry. Attached hereto Exhibit A, a press release containing the announcement.

Item 7.           FINANCIAL STATEMENTS, PROFORMA FINANCIAL
                  INFORMATION AND EXHIBITS

                  (c)      Exhibit                                Sequentially
                                                                  Numbered Page

                  EXHIBIT A:  Press Release dated June 20, 1995        4

                  EXHIBIT B:  Proforma Financial Information           6

                  EXHIBIT C:  Contract of Sale                         7

                  EXHIBIT D:  Asset Sale Agreement                    26

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            ALOETTE COSMETICS, INC.
                                            -----------------------------------
                                                 (Registrant)




                                            -----------------------------------
                                            Name:    Jean M. Lewis
                                            Title:   Vice President of Finance

Date: July 3, 1995

                                   EXHIBIT A

                                                           Immediate

                                                           Jean M. Lewis
                                                           (610) 692-0600



                            ALOETTE COSMETICS, INC.
                    REPORTS SALE OF MANUFACTURING OPERATION


         West Chester, PA. June 20, 1995 - Aloette Cosmetics, Inc. (NASDAQ:ALET) today announced that on June 15, 1995 they consummated the sale of certain of the assets of its manufacturing operations including its related facility, equipment and inventory to Naterra International, Inc. for cash of approximately $2.1 million. Aloette also entered into a five year manufacturing agreement with Naterra International, a contract manufacturer, to purchase products based on Aloette's formulas and specifications at prices competitive in the industry. As a result of the sale the Company recorded a first quarter charge of $3.75 million to write down the assets to their estimated net realizable value and to recognize certain exit costs. The manufacturing operation contributed $2.7 million in net product sales and a loss of $1.1 million to Aloette's consolidated earnings in 1994. Second quarter results of operations will continue to reflect the losses incurred at the manufacturing operation through the date of sale.

         Patricia J. Defibaugh, the Company's President, Chairman and Chief Executive Officer stated, "The sale will significantly improve the Company's financial position and allow the Company to concentrate all of our efforts on our core business of distributing Aloette products through our domestic and international franchises. We look forward to the opportunity to focus all of our resources and energy on day-to-day sales management in order to strengthen the Aloette business and improve our long term prospects by increasing sales. This is the first but significant step needed to be taken on our path to return the Company to profitability."
         Aloette Cosmetics, Inc., a franchisor, direct marketer, and distributor of skin care products is located in West Chester, PA. As of June 20, 1995, the Company's products were being sold by over 100 franchises worldwide.

                                     (end)

                                   EXHIBIT B



         It is impracticable for the Registrant to file the required pro forma information at this time. The Registrant shall file the required pro forma information as soon as practical, but in no event later than 60 days from the date hereof.

                                   EXHIBIT C

                                CONTRACT OF SALE

         This CONTRACT OF SALE (the "Contract") is made and entered into by and between SUPERIOR PRODUCTS COMPANY, a Texas corporation (the "Seller") and NATERRA INTERNATIONAL, INC., a Texas corporation (the "Purchaser").

                                    RECITALS

         A. Simultaneously with the execution and delivery of this Contract, (i) Seller and Purchaser have executed and delivered that certain Asset Sale Agreement (herein so called) pertaining to the sale of the Assets (herein so called and as defined in the Asset Sale Agreement) and (ii) Purchaser, Aloette Cosmetics, Inc., a Pennsylvania corporation, Aloette Cosmetics, Inc. of Delaware, a Delaware corporation and Aloette Cosmetics, Inc. of Pennsylvania, a Pennsylvania corporation (collectively, "Aloette"), have executed and delivered that certain Manufacturing Agreement (Aloette) (herein so called) pertaining to the purchase and sale of the Products (herein so called and as defined in the Manufacturing Agreement).

         B. Seller and Purchaser acknowledge and agree that the transactions contemplated by this Contract, the Asset Sale Agreement and the Manufacturing Agreement are related transactions arising from, and relating to, that certain Letter of Intent (herein so called) dated April 19, 1995, executed by Seller, Purchaser and Aloette.

         C. Notwithstanding anything herein to the contrary, the Closing (as hereinafter defined) of this Contract is contingent on, and conditioned upon, the full execution and delivery of the Asset Sale Agreement and the Manufacturing Agreement.

                                   AGREEMENTS

                                   ARTICLE I

                               SALE AND PURCHASE

         Section 1.1 Subject to the terms and provisions hereof, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following real and personal property (collectively, the "Property"): (a) all that certain real property with a street address of 13525 Denton Drive, Dallas, Texas 75234, more particularly described on Exhibit "A" attached hereto and incorporated herein for all purposes (collectively, the "Land"); (b) all buildings and improvements located on the Land (collectively, the "Improvements") and all plants, trees and shrubbing now or hereafter located on the Land; (c) all furniture, fixtures, equipment, appliances and other items of personal property owned by Seller and used in connection with the Land or the Improvements and not included in the Assets being purchased by Purchaser pursuant to the Asset Sale

Agreement (collectively, the "Personal Property"); and (d) to the extent that they are assignable, all right, title and interest of Seller, if any, in and to the following: (i) any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Land, to the center line thereof; (ii) all easements, rights of way, covenants and other rights appurtenant to the Land and the Improvements; (iii) all licenses and franchises relating to the operation of the Property not included in the Assets being purchased by Purchaser pursuant to the Asset Sale Agreement (but only those licenses and franchises which Purchaser elects to receive) (collectively, the "Intangibles"); (iv) all site plans, maps, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, environmental reports, permits, certificates of occupancy and any other plans, studies and reports of any kind in Seller's possession that relate to the Land or the Improvements (collectively, the "Plans and Studies"); (v) any assignable warranties and guarantees (collectively, the "Warranties") regarding any of the Personal Property; (vi) all oil, gas and all other minerals in, on or under or that may be produced from the Land; (vii) all permits, applications, rights, tax abatements, development rights, concessions, offsets and rebate credits that relate to the Property (collectively, the "Rights"); and (viii) all maintenance, management and service contracts and leases and occupancy agreements relating to the operation of the Property (but only those which Purchaser elects to assume) (collectively, the "Contracts").

                                   ARTICLE II

                                 PURCHASE PRICE

         Section 2.1 The purchase price (the "Purchase Price") for the Property is ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00) payable by certified check or federal wired funds at Closing.

                                  ARTICLE III

                    CONTRACT CONSIDERATION AND EARNEST MONEY

         Section 3.1

                  (a)  Purchaser  shall have three (3)  business  days after the
         Effective Date (as hereinafter defined) to pay Seller the sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) as the Contract Consideration (herein so called) for the execution hereof, which Contract Consideration shall be non-refundable to Purchaser and in no event shall be applied against the Purchase Price. Further, as a condition precedent to sustaining this Contract, Purchaser shall have three (3) business days after the Effective Date to deliver the amount of TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) to the Title Company (as hereinafter defined) as earnest money (the "Earnest Money"). In the event Purchaser fails to deposit the Earnest Money within the time specified herein, at Seller's option, this Contract shall terminate and the parties hereto shall have no further obligations hereunder except as provided herein.

                  (b) In the event this Contract is closed, the Earnest Money shall be applied to the Purchase Price at Closing. In the event this Contract is not closed, then the Title Company shall disburse the Earnest Money in the manner provided for elsewhere herein.

         Section 3.2 Seller hereby authorizes Title Company, if Purchaser elects, to invest the Earnest Money in such manner as Purchaser may direct; provided, however, Title Company shall invest the Earnest Money only in such manner as will allow Title Company to be in a position to disburse the Earnest Money as herein provided upon two (2) days notice. Any interest or other income accruing from the Earnest Money shall become a part of the Earnest Money and shall be disbursed together with, and to the party entitled to, the Earnest Money.

                                   ARTICLE IV

                            SURVEY AND TITLE POLICY

         Section 4.1 Within ten (10) days after the Effective Date, Seller, at Seller's sole cost and expense, shall deliver or cause to be delivered to Purchaser a current as-built survey (the "Survey") of the Property, containing a metes and bounds description of the Property. The Survey shall be sufficient to permit the Title Company to modify the standard printed exception in the Owner Policy of Title Insurance (the "Title Policy") pertaining to discrepancies in area or boundary lines, encroachments, overlapping of improvements or similar matters (the "Survey Exception"). The Survey shall indicate the location of all improvements on the Property and adjoining streets. Further, the Survey shall indicate the location of all title exceptions which can be located thereon and identify same by volume and page recording references. The Survey shall be prepared by a duly licensed Texas land surveyor or engineer reasonably acceptable to Title Company, Seller and Purchaser and shall be currently dated, shall show the location on the Land of all Improvements, building and set-back lines, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments, and shall contain a legal description of the boundaries of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and square feet (to the nearest one-thousandth of said respective measurement). The Survey shall also contain a Surveyor's Certification (herein so called) to Seller, Purchaser and Title Company in a form reasonably acceptable to Purchaser and Title Company.

         Section 4.2 Within ten (10) days after the Effective Date, Seller shall furnish to Purchaser a current commitment (the "Title Commitment") for the issuance of the Title Policy to Purchaser from COMMONWEALTH LAND TITLE COMPANY OF DALLAS, 1700 Pacific Avenue, Suite 4740, Dallas, Texas 75201 Attention: Ms. Jackie Holt, Vice President [Telephone Number: (214) 855-8400; Telefax Number
(214) 754-9066] (the "Title Company"), together with legible copies of all documents constituting exceptions to title to the Property as reflected in the Title Commitment (collectively, the "Title Documents") and copies of the deed(s) by which Seller took title to the Property. Purchaser shall have a period of ten
(10) days from the date of Purchaser's actual receipt of the last of the Survey, the Title Commitment, the Title Documents and Seller's deed(s), in which to review such items and to deliver to Seller in writing such reasonable objections as Purchaser may have to anything contained or set forth in the Title

Commitment, the Title Documents, the Survey or Seller's deed(s). Any items to which Purchaser does not object within such ten (10) day period shall be deemed to be permitted exceptions (the "Permitted Exceptions"). In the event Purchaser timely objects to any matter contained in the Title Commitment, the Title Documents, the Survey, or Seller's deed(s) as hereinabove provided, Seller shall have a reasonable period of time, not to exceed seven (7) days, after receipt of Purchaser's objections within which Seller may attempt to cure such objections specified as aforesaid by Purchaser; provided; however, Seller shall be under no obligation to incur any costs whatsoever in connection with any such cure. In the event Seller is unable or unwilling to cure any such objections as aforesaid within such reasonable period of time, not to exceed seven (7) days, then, and in such event, Purchaser may, at Purchaser's option, either terminate this
Contract  (whereupon  the  Earnest  Money  shall  be  immediately   returned  to
Purchaser), or Purchaser may waive any such objections and the transactions contemplated hereby shall be consummated as provided herein.

         Section 4.3 At Closing or within a reasonable period of time after Closing, Seller shall furnish Purchaser, as Seller's sole cost and expense (except as expressly set forth below regarding the Survey Exception), with a Title Policy issued by the Title Company on the standard form in use in the State of Texas, insuring good and indefeasible title to the Property in Purchaser, subject only to the Permitted Exceptions and the standard printed exceptions, except:

                  (a) The exception relating to restrictions against the Property shall be deleted in its entirety by the Title Company unless the restrictions are included in the Permitted Exceptions;

                  (b) The exception relating to ad valorem taxes shall except only to taxes owing for the current and subsequent years and subsequent assessments for prior years due to change in land use;

                  (c) The Survey Exception shall be deleted to "shortages in area" at Purchaser's option and at Purchaser's expense;

                  (d) There shall be no general exception for "parties in possession"; and

                  (e) There shall be no exception for any lien, for service, labor or material heretofore or hereafter provided, imposed by law and now shown by the public records.

         Section 4.4 Within ten (10) days after the Effective Date, Seller shall, at Seller's sole cost and expense, deliver to Purchaser copies of: (a) the Contracts; (b) current expense information showing all expenses incurred and/or accrued, including, but not limited to, utility, tax, insurance and maintenance costs, associated with the ownership and operation of the Property for the past year; (c) copies of all Plans and Studies; (d) copies of any Phase I environmental report and any other environmental reports relating to the Property in the possession of Seller or Aloette, or readily available to Seller or Aloette; (e) copies of the real estate tax bills pertaining to the Property for the current year and the two (2) prior years; (f) any and all existing soil reports in Seller's possession or Aloette's possession or readily available to

Seller or Aloette; and (g) a list of all Personal Property not included in the Assets being purchased by Purchaser pursuant to the Asset Sale Agreement together with copies of all Warranties.

                                   ARTICLE V

                              INSPECTION AND AUDIT

         Section 5.1 Purchaser, at Purchaser's sole cost and expense, shall have through and until Closing (the "Inspection Period") within which to review the Contracts, the Warranties, the Plans and Studies, the list of Personal Property and all of the other items received from Seller and to conduct any and all engineering and economic feasibility studies of the Property which Purchaser may, at Purchaser's sole discretion, deem necessary to determine whether or not the Property is engineeringly and economically suitable for Purchaser's intended use. Purchaser and Purchaser's representatives may enter upon the Property for the purposes of reviewing the books and records pertaining to the Property onsite (or at any other office of Seller) and conducting any studies or tests, including, without limitation, soil tests, obtaining topographical information, structural tests, conducting engineering and economic feasibility studies and for all other similar preliminary work; provided, however, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claims, costs, expenses or damages that Seller may suffer or incur as a direct result of any such inspection, including, without limitation, (a) any and all reasonable attorneys' fees or court costs actually incurred by Seller as a direct result of any such claims or activities and (b) mechanic's liens or claims that may be filed on or asserted against the Property by contractors, subcontractors or materialmen performing such work for Purchaser. All such inspections shall be conducted after reasonable notice to Seller and during normal business hours.

         Section 5.2 In the event Purchaser shall notify Seller in writing on or before the expiration of the Inspection Period that Purchaser, for any reason whatsoever, does not desire to consummate this Contract, then, and in such event, this Contract shall terminate, whereupon the Earnest Money shall be immediately returned to Purchaser by Title Company and the parties herein shall have no further obligations to the other hereunder except as provided herein. Absent Purchaser's written notice to Seller prior to Closing of Purchaser's election to so terminate this Contract as aforesaid, then, and in such event, Purchaser shall have waived any and all claim whatsoever to terminate this Contract pursuant to this Article, and shall proceed to Closing.

                                   ARTICLE VI

                   CONDEMNATION, ASSESSMENTS AND RISK OF LOSS

         Section 6.1 In the event of damage by fire or other casualty or a taking by condemnation or similar proceedings or actions of all of the Property, or any portion of the Property, then Purchaser shall have the option to terminate this Contract upon written notice to Seller prior to Closing, in which event the Earnest Money (and all earnings thereon) shall be promptly refunded by Title Company to Purchaser, and neither Purchaser nor Seller shall have any further right or obligation hereunder except as set forth herein. Should Purchaser elect not to exercise Purchaser's termination option as provided herein, then this Contract shall remain in full force and effect and Seller shall assign and/or pay to Purchaser at Closing Seller's interest in and to all insurance proceeds, condemnation awards or proceeds from any such proceedings or actions in lieu thereof.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         Section 7.1 Seller makes the following representations and warranties to Purchaser, as of the Effective Date and as of the Closing Date:

                  (a) Seller owns good and indefeasible title to the Property, subject to the Permitted Exceptions. Seller is duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to enter into and perform this Contract.

                  (b) Seller is not a "foreign person" as such term is defined in Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), and the sale of the Property is not subject to the federal income tax withholding requirements of such Sections (or any other Section) of the Code.

                  (c) Prior to Closing, Seller shall manage the Property in substantially the same manner as the Property has been managed up to and including the date hereof by Seller, subject, however, to all relevant terms and provisions of this Contract.

                  (d) Seller is not prohibited from executing or delivering this Contract, complying with or performing under the terms and provisions of this Contract, or consummating the transactions contemplated by this Contract by any Applicable Law (as hereinafter defined), agreement, instrument, restriction, or by judgment, order or decree of any Governmental Authority (herein so called) having jurisdiction over Seller or Seller's properties.

                  (e) Seller has no knowledge of any condemnation pro-eedings having been instituted or threatened against the Property.

                  (f) Seller has received no notice of, nor has Seller any knowledge of, any violations of any federal, state, county or municipal laws, ordinances, orders, regulations or requirements affecting the Property or any portion thereof.

                  (g) To the best of Seller's knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Property or any portion thereof or relating to or arising out of the ownership or use of the Property or any portion thereof in any court or before or by any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality.

                  (h) There are no adverse parties or other parties in possession of the Property.

                  (i) At Closing, there will be no unpaid bills or claims in connection with any work on the Property.

                  (j) Seller shall take no action or fail to take any action between the Effective Date and the Closing Date or at any time thereafter which would or could result in any lien, encumbrance or other exception to Seller's title arising or attaching to the Property, other than the Permitted Exceptions.

                  (k) The zoning for the Property permits Seller's current use of the Property.

                  (l) To the best knowledge of Seller, there are no existing violations of any Applicable Laws, including, without limitation, Environmental Laws (herein so called) on the Property, and the location, ownership, operation, use and occupancy of the Property for Seller's current use of the Property do not violate any Applicable Laws, including, without limitation, any Environmental Laws. For purposes of this Contract, the term "Applicable Laws" (herein so called) means any applicable federal, state, county or municipal law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any board or fire underwriters (or other body exercising similar functions) or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, but not limited to, all applicable codes, flood disaster laws, health laws and Environmental Laws, rules and regulations.

                  (m) Seller has no information or knowledge of any change contemplated in any of the Applicable Laws or any judicial or administrative action, or any action by adjacent landowners, or any fact or condition relating to the Property which would adversely affect, prevent or limit the use of the Property in the manner contemplated by Purchaser.

                  (n) The operation of the Property has not, to the best of Seller's knowledge during Seller's ownership of the Property, and is not now, to the best of Seller's knowledge, the subject of any administrative investigation, action or judicial proceeding initiated by any Governmental Authority, or any private citizen, and no such investigation, administrative order or judicial proceeding is now pending, or, to the best of Seller's knowledge, threatened, nor is the Property presently operating under any court order or administrative agreement in regard to any violation or alleged violation of any such law, ordinance or administrative proceeding.

                  (o) As of the Effective Date, Seller has not received any notice of a proposed increase in the assessed value of the Property or any part thereof, and in the event Seller should receive any notice subsequent to the Effective Date, Seller shall immediately deliver a copy of any such notice to Purchaser.

                  (p) Seller shall pay all bills and expenses of the Property as of the Closing Date, and Purchaser shall be obligated for all such expenses thereafter subject to the proration requirements contained herein; provided, however, Seller shall not voluntarily enter into or assume any new contracts or obligations with regard to the Property which are in addition to, or different from, those furnished or disclosed to Purchaser and reviewed and approved pursuant to the terms and provisions hereof and which cannot be terminated at or prior to Closing without the prior written consent of Purchaser.

                  (q) Prior to Closing, Seller shall not create or voluntarily permit to be created any liens, easements or other conditions affecting any portion of the Property which will not be fully and effectively released, both in fact and of record, by Seller, at Seller's sole cost and expense, at or prior to Closing without the prior written consent of Purchaser.

         Section  7.2  Purchaser   makes  the  following   representations   and
warranties to Seller, as of the Effective Date and as of the Closing Date:

                  (a) Purchaser is duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to enter into and perform this Contract; provided, however, in the event Purchaser assigns this Contract to a limited partnership the phrase "and in good standing" shall be deemed deleted from this Section 7.2(a).

                  (b) The execution and delivery of this Contract and the consummation of the transactions contemplated hereunder, when effected, will constitute the valid, legally binding obligation of Purchaser in accordance with the terms hereof.

                  (c) The execution and delivery of this Contract and the consummation of the transactions contemplated by this Contract will not
         (i) result in any breach of, or constitute a default under, any instrument or obligation to which Purchaser is a party or by which Purchaser is bound; and (ii) to the best of Purchaser's actual knowledge, violate any existing statute, regulation, order, writ, injunction or decree of any court, administrative agency or governmental body.

                  (d) Purchaser is not entering into this Contract based upon any representation, promise or warranty by Seller as to the fair market value of the Property; rather, Purchaser is purchasing the Property based on Purchaser's determination as to the fair market value of the Property.

                  (e) Purchaser is not a party to, or the subject of, any action, suit, litigation, administrative proceeding or governmental or quasi-governmental investigation in reference to the transactions contemplated hereunder nor is any such action, suit, litigation, proceeding or investigation threatened to the best actual knowledge of Purchaser.

                  (f) Purchaser has the financial ability, business exper-tise and management skill to successfully fulfill Purchaser's obliga-tions hereunder.

This Article VII shall survive Closing for two (2) years after the Closing Date.

                                  ARTICLE VIII

                                    CLOSING

         Section 8.1 The Closing hereunder shall take place at 10:00 o'clock a.m., Dallas, Texas time at the offices of the Title Company. The date of Closing (the "Closing Date") shall be June 16, 1995. The Closing Date may occur on such earlier date as may be mutually agreed to by Seller and Purchaser. Notwithstanding anything herein to the contrary, the Closing shall be extended, at Purchaser's sole and exclusive option, for such length of time that would allow Purchaser to have no longer than three (3) business days to review the Phase I environmental assessment report (the "Environmental Report") ordered by, and to be issued to, Purchaser, from ATEC Associates, Inc.

         Section 8.2 At Closing, Seller shall deliver or cause to be delivered to Purchaser, at Seller's sole cost and expense, each of the following items:

                  (a) A General Warranty Deed (the "Deed") duly executed and acknowledged by Seller, and in a form mutually and reasonable acceptable to Purchaser and Seller, conveying good and indefeasible title in the Land, the Improvements and the items specified in Section 1.1(d)(i), (ii) and (vi) hereof to Purchaser, subject only to the Permitted Exceptions.

                  (b) A Blanket Conveyance, Bill of Sale and Assignment conveying the Personal Property, the Warranties, the Intangibles, the Rights and the Contracts in a form mutually and reasonably acceptable to Purchaser and Seller [Items (a) and (b) are hereinafter sometimes collectively referred to as the "Conveyance Documents"].

                  (c) The Title Policy in the form specified in Section 4.3 hereof.

                  (d) Certification (herein so called) as to non-foreign status of Seller.

                  (e) Originals, if available of all of the Plans and Studies, Contracts and Warranties within Seller's possession or Aloette's possession or readily available to Seller or Aloette which have not theretofore been delivered to Purchaser.

                  (f) UCC Searches (herein so called) of the Personal Property reflecting no security interests filed in connection with the Personal Property or the Property or any portion thereof.

                  (g) Keys and any security devices to the Property in Seller's possession or in the possession of Aloette or readily avail-able to Seller or Aloette.

                  (h) An All Bills Paid Affidavit (herein so called) evidencing and confirming the full and complete payment of any and all bills and debts of any kind incurred in connection with the Property.

                  (i) All additional documents and instruments as in the mutual and reasonable opinion of Seller, Purchaser or Title Company are reasonably necessary to the proper consummation of this Contract.

                  (j) Such evidence or documents as may reasonably be required by Purchaser or Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

         Section 8.3 At Closing, Purchaser, at Purchaser's sole cost and expense, shall deliver to Seller the following items:

                  (a)      The Purchase Price required by Section 2.1 hereof.

                  (b) All additional documents and instruments as in the mutual and reasonable opinion of Seller, Purchaser or Title Company are reasonably necessary to the proper consummation of this Contract.

                  (c) Such evidence or documents as may reasonably be required by Seller or Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Property.

         Section 8.4

                  (a) At Closing, ad valorem taxes for the Property for the current calendar year shall be prorated to the Closing Date, and Seller shall pay to Purchaser, as an adjustment to the Purchase Price at Closing, Seller's pro rata portion of such taxes. Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year. If, for any reason, ad valorem taxes for the current calendar year have not been assessed on the Property, such proration shall be estimated based upon ad valorem taxes for the immediately preceding calendar year and such proration shall be final.

                  (b) At Closing, utilities, common area maintenance, insurance and tax charges affecting the Property and charges for all Contracts which Purchaser elects to assume shall be prorated as of the Closing Date.

This Section shall survive Closing.

         Section 8.5 Possession of the Property shall be delivered to Purchaser by Seller at Closing, subject only to the Permitted Exceptions.

         Section 8.6 Purchaser shall be responsible for all normal escrow fees of the Title Company and the recording fee for the Deed. Except as expressly otherwise provided herein, all costs and expenses in connection with the transactions contemplated by this Contract shall be borne by Seller and Purchaser in the manner in which such costs and expenses are customarily allocated between the parties at closings of real property similar to the Property in the area in which the Property is situated.

         Section 8.7 Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically become the obligation of Purchaser or are expressly excluded or disclaimed by Seller) accruing during the period of Seller's ownership whether arising before or after the Closing Date and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and reasonable attorneys' fees. This Section shall survive Closing.

         Section 8.8 Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Contract specifically remain the obligation of Seller) arising or accruing subsequent to the Closing Date and which are in any way related to the ownership, maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and reasonable attorneys' fees. This Section shall survive Closing.

         Section 8.9 In the event either Seller or Purchaser receives notice of a claim or demand which results or may result in indemnification pursuant to
Section 8.7 hereof or Section 8.8 hereof, such party shall immediately give written notice thereof to the other party to this Contract. The party receiving such notice shall immediately take such measures as may be reasonably required to properly and effectively defend any such claim or demand, and may defend same with counsel of its own choosing. In the event the party receiving such notice fails to properly and effectively defend such claim or demand, and in the event such party is liable therefor, then the party so giving such notice may defend any such claim or demand at the expense of the party receiving such notice. This Section shall survive Closing.

                                   ARTICLE IX

                             REAL ESTATE COMMISSION

         Section 9.1 Each party hereto represents and warrants to the other party that it has not employed any broker or finder in connection with the transactions contemplated by this Contract. The parties hereto shall and do hereby agree to indemnify and hold each other harmless against and from any claims, costs, fees, expenses and liabilities in connection with claims to fees, commissions or any other compensation by any broker or finder allegedly employed by such party or arising from such party's own acts, commitments or agreements.

                                   ARTICLE X

                              REMEDIES OF DEFAULT

         Section 10.1 In the event all conditions of this Contract are satisfied by Purchaser (if Purchaser's obligation) or waived and in the event all covenants and agreements to be performed by Purchaser prior to Closing are fully performed, and in the event that performance of this Contract is tendered by Purchaser and the sale is not consummated through default on the part of Seller on the Closing Date, then Purchaser shall be entitled to either (a) enforce specific performance hereunder; or (b) terminate this Contract and receive back from Title Company the Earnest Money. Notwithstanding anything to the contrary provided herein, should Seller cause a specific performance action to be ineffective by virtue of any further conveyance or any encumbrances from and after the date this Contract is executed by Purchaser, Purchaser shall be entitled to bring a suit for damages or any other remedy available at law or in equity. The remedies set forth in this Section shall be Purchaser's sole remedies.

         Section 10.2 Subject to Seller not being in default, in the event of Purchaser's default hereunder, Seller may (a) avail itself of the equitable remedy of specific performance or (b) terminate this Contract and receive the Earnest Money from Title Company as liquidated damages for Purchaser's default. Such amount is agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof. The remedies set forth in this Section shall be Seller's sole remedies.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1 Effective Date. For purposes of determining the time for performance of various obligations under this Contract, the Effective Date
(herein so called) of this Contract shall be the later of the dates this Contract is executed by Seller or Purchaser as reflected on the signature pages of this Contract.

         Section 11.2 Time Periods. Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.

         Section 11.3 Further Instruments. Each party will, whenever and as often as such party shall be reasonably requested to so do by the other party, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transactions herein provided and to carry out the intent and purposes hereof.

         Section 11.4 Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder shall be in writing, and shall be deemed to be delivered as follows: (a) if hand delivered (including overnight deliveries), when delivered to the address set forth herein for the party to whom any such communication is given or (b) if mailed (except where actual receipt is specified herein), whether actually received or not, upon deposit of same as provided below, in a regularly maintained official depository of the United States Mail located in the continental United States, and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

IF TO SELLER:                                        WITH COPIES TO:

Superior Products Company                   Aloette Cosmetics, Inc.
1301 Wright's Lane East                     1301 Wright's Lane East
West Chester, Pennsylvania 19380            West Chester, Pennsylvania 19380
Telephone: (610)692-0600                    Telephone: (610)692-0600
Telefax: (610)692-2334                      Telefax: (610)692-2334
Attn: Ms. Patricia J. Defibaugh,
      Chairman of the Board and             Leo R. Zamparelli
      Chief Executive Officer               Trenton, New Jersey 08638
                                            Telephone: (609)883-6000
                                            Telefax: (609)882-9536

IF TO PURCHASER:                            WITH COPY TO:

Naterra International, Inc.                 Gerald D. Quast, P.C.
1425 Century Drive                          2301 Cedar Springs
Suite 207                                   Second Floor
Carrollton, Texas 75006                     Dallas, Texas 75201-7802
Attn: Mr. Jin K. Song, President            Attn: Gerald D. Quast,
Telephone: (214) 242-7313                    President
Telefax: (214) 242-7413                     Telephone: (214) 871-3121
                                            Telefax: (214) 871-6098

The addresses and addressees for purposes of this notice provision may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice. For such purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes. This Section shall not be construed or interpreted in anywise to affect or impair any waiver of notice herein provided or to require giving of notice by one party to the other where such notice is not otherwise required herein. The telefax and telephone numbers are included herein for convenience only; for purposes of this Contract, official notices must be given in accordance with the requirements of this Section.

         Section 11.5 Entire Agreement. This Contract and the exhibits, schedules, riders and/or addenda attached hereto, if any, contain and constitute the entire agreement between the parties hereto, and no promise, statement, agreement, representation, warranty, condition, term, provision, undertaking or understanding, either oral or written, or any covenant, fact or circumstance not included herein or in any such referenced agreements has been, or is, relied upon by the parties hereto except that the Asset Sale Agreement and the Manufacturing Agreement are a part of the entire contemplated transaction relating hereto. This Contract speaks for itself and no facts and circumstances outside the four corners of this Contract not specifically incorporated herein shall be used in the interpretation of this Contract. In the event of a conflict between the terms of the body of this Contract and any exhibits, schedule, rider or addenda attached hereto, the terms of the body of this Contract shall control. This Contract supersedes all prior agreements and understandings, if any, of the parties hereto relating to the subject matter hereof relating to the sale of the Property.

         Section 11.6 Reliance. Neither party has made any representation, warranty or covenant to the other concerning any tax benefits or tax treatment which may accrue to the benefit of, or be given to, the other party in connection with the transactions contemplated hereby. Each party has relied upon its own examination of the terms and provisions contained herein, and the counsel of its own advisors, and the representations, warranties and covenants contained herein.

         Section 11.7 Amendment. No subsequent alteration, modification, amendment, change, deletion or addition of this Contract shall be binding and of any force or effect unless made by an instrument in writing and executed by all the parties hereto.

         Section 11.8 Applicable Law. IN THE EVENT THAT ANY LITIGATION ARISES HEREUNDER, IT IS SPECIFICALLY STIPULATED THAT THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION AND THE ENFORCEMENT OF THIS CONTRACT SHALL BE INTERPRETED AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA.

         Section 11.9 Venue. IN THE EVENT OF A DISPUTE INVOLVING THIS CONTRACT OR ANY OF THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE FOR ANY SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.

         Section 11.10 Attorneys' Fees. The prevailing party in any litigation between the parties hereto shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees and costs of suit.

         Section 11.11 Headings, Captions. The article, paragraph and section headings, captions and numbering system contained herein are inserted for purposes of convenience and identification only and shall not be considered in construing or interpreting this Contract.

         Section 11.12 Recitals. The Recitals (herein so called), if any, contained in this Contract are true and correct and are hereby made a part of this Contract. The Recitals shall be considered in construing and interpreting this Contract.

         Section 11.13 Time of the Essence. Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby.

         Section 11.14 Interpretation. Words of any gender used herein shall be held and construed to include any other gender; words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise; and any reference to "including" shall mean "including, but not limited to" unless expressly stated otherwise.

         Section 11.15 Counterparts. This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

         Section 11.16 Exhibits. All exhibits, schedules and addenda described herein are by this reference fully incorporated herein and made a part hereof by reference for all purposes.

         Section  11.17  Binding  Effect.   This  Contract  and  the  terms  and
provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, personal representatives, successors and assigns whenever the context so requires or admits.

         Section 11.18 Invalidity. In case any one or more of the terms or provisions contained in this Contract shall be held to be invalid, illegal, unenforceable or inapplicable in any respect under any present or future laws, such invalidity, illegality, unenforceability or inapplicability shall not affect any other provision hereof and this Contract shall be construed as if such invalid, illegal, unenforceable or inapplicable provisions had never been contained herein. In lieu of any illegal, invalid, unenforceable or inapplicable provision herein, there shall be automatically added as a part of this Contract a provision as similar in its terms to such illegal, invalid, unenforceable or inapplicable provision as may be possible and which such provision shall be legal, valid, enforceable and applicable.

         Section 11.19 Waiver. The parties hereto may waive any of the conditions, terms or provisions contained herein, or any of the duties or obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving any such item.

         Section 11.20 Authority. Each person executing this Contract, by such person's execution hereof, represents and warrants that such person is fully authorized to execute this Contract on behalf of the party such person is executing this Contract on behalf of, and that no further action or consent on the part of the party for whom such person is acting is required to the effectiveness and enforceability of this Contract against such party following the execution hereof. This Section shall survive Closing.

         Section 11.21 Construction. The parties hereto acknowledge that each party and their counsel have reviewed and revised this Contract and that each party was represented by competent counsel in connection with the preparation of this Contract and each party hereto has been advised by their counsel as to the ramifications hereof. In this regard, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments, schedules, riders, addenda and/or exhibits hereto.

         Section 11.22 Exclusive Benefit. This Contract shall be for the sole and exclusive benefit of the parties hereto and shall not be construed to confer any right upon any third party, unless so expressly stated herein.

         Section  11.23  Conflict.   Notwithstanding   anything  herein  to  the
contrary, in the event of a conflict between the Letter of Intent and this Contract, this Contract shall govern and control.

         Section 11.24 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by each party in this Contract or in any schedule, certificate, document or list delivered by any authority hereto pursuant to this Contract, shall survive the Closing, subject to the limitations contained in this Section, and notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing, each party hereto shall be entitled to rely solely on the representations, warranties, covenants and agreements of the other party contained in this Contract or in any writing delivered pursuant to the terms and provisions of this Contract and each party may not rely upon any representation, warranty, agreement, provision or information, written or oral, made by any person other than as specifically set forth herein or therein. Notwithstanding anything herein to the contrary, all claims for breach of any representation and warranty made by any party hereto must be asserted prior to the second anniversary of the Closing Date, and no party hereto shall be entitled to indemnity hereunder or any other relief at law or in equity for any such claims asserted after that date. Therefore, the representations and warranties of Seller and Purchaser shall survive the Closing for two (2) years. Notwithstanding the foregoing, the representations, warranties, covenants and agreements contained in the Conveyance Documents to be executed by the parties hereto at Closing shall not be limited by the two (2) year period described in this Section.

         Section 11.25 Asset Sale Agreement and Manufacturing Agreement. As an express and prime inducement for the parties hereto to enter into this Contract, Seller and Purchaser agree to execute the Asset Sale Agreement and Purchaser agrees to execute the Manufacturing Agreement with Aloette concurrent with the execution of this Contract. Notwithstanding anything herein to the contrary, this Contract shall be deemed null and void and of no further effect in the absence of the execution and delivery of the Asset Sale Agreement and the Manufacturing Agreement and their continuing effect. Further, the parties hereto and Aloette contemplate the simultaneous consummation and Closing of this Contract, the closing of the Asset Sale Agreement and the commencement of the Manufacturing Agreement. In the event the Contract and the Asset Sale Agreement do not close, then the Manufacturing Agreement shall be deemed null and void and of no further effect.

         Section 11.26 Assignment. Notwithstanding anything herein to the contrary, Purchaser may assign this Contract at or prior to Closing provided Purchaser remains liable for the performance of this Contract.

         EXECUTED on this the 2nd day of June, 1995, by Seller.

                                "SELLER":

                                Superior Products Company,
                                a Texas corporation

                                By: Aloette Cosmetics, Inc. of Delaware, a Delaware corporation
                                         Its: Sole Shareholder


                                By:      ___________________________
                                         Jean M. Lewis
                                         Its: Vice President-Finance


         EXECUTED on this the 2nd day of June, 1995, by Purchaser.

                               "PURCHASER":

                               Naterra International, Inc.,
                               a Texas corporation


                               By:      __________________________________
                                       Jin K. Song
                                       Its: President

                             TITLE COMPANY RECEIPT


         The Contract has been received by the Title Company this the 5th day of June, 1995.

                                   COMMONWEALTH LAND TITLE COMPANYOF DALLAS




                                    By:     _______________________________
                                            Jackie Holt
                                            Its: Vice President

                                  EXHIBIT "A"



BEGINNING at the Northeast corner of a 5.31 acre tract conveyed to Thompson Can Company by A. Webb Roberts by deed filed December 9, 1950 and recorded in Volume 3421, Page 563, Deed Records, Dallas County, Texas, said point being 105.2 feet Westerly, measured at right angles from the center line of M.L. and T.R.R. (Denton Branch) Railway tract in place;

THENCE South 74 degrees 45 minutes West and along the Northerly line of said Thompson Can Company tract, at 284.7 feet pass its Northwest corner, in all
299.9 feet to a point for corner in the center line of M.K. & T.R.R. spur tract, and said point being in the center line of a 30 foot wide easement to said railway as recorded in Volume 3460, Page 51, Deed Records, Dallas County, Texas;

THENCE North 10 degrees 36 minutes West and with the center line of said 30 foot easement and said railway tract in place, a distance of 501.65 feet;

THENCE North 74 degrees 45 minutes East and parallel to the Northerly line of said Thompson Can Company tract, a distance of 259.09 feet to a point for corner in the Westerly line of Denton Drive or Road;

THENCE South 15 degrees 16 minutes East and with the Westerly line of said Denton Drive or Road, as marked on the ground, a distance of 500.0 feet to the PLACE OF BEGINNING.

















EXHIBIT "A" - Solo Page

                                   EXHIBIT D

                              ASSET SALE AGREEMENT

         This Asset Sale Agreement ("Agreement"), entered into this 2nd day of June, 1995, by and among:

         NATERRA  INTERNATIONAL,  INC., a Texas  corporation,  having a place of
business  at  1425   Century   Drive,   Suite  207,   Carrollton,   Texas  75006
("Purchaser");

         SUPERIOR PRODUCTS COMPANY, a Texas corporation, having a place of business at 13525 Denton Drive, Dallas, Texas 75234 ("Seller"); and

         ALOETTE COSMETICS, INC., a Pennsylvania corporation, ALOETTE COSMETICS, INC. OF PENNSYLVANIA, a Pennsylvania corporation, and ALOETTE COSMETICS, INC. OF DELAWARE, a Delaware corporation ("ACID"), all having a place of business at 1301 Wright's Lane East, West Chester, Pennsylvania 19380 (collectively, "Aloette").

Purchaser, Seller and Aloette are hereinafter sometimes collectively referred as the "Parties" and hereinafter sometimes referred to singularly as a "Party" to this Agreement.
                            BACKGROUND OF AGREEMENT

Aloette is in the business of the sale of cosmetics. ACID is the sole shareholder of Seller. Seller is the owner of a manufacturing facility located in Dallas, Texas, and is a manufacturer of cosmetic products for, among others, Aloette. Purchaser is a manufacturer of cosmetic products.

Purchaser, Seller and Aloette have executed a Letter of Intent (herein so called) dated April 19, 1995. The Letter of Intent contemplates the simultaneous execution and consummation of three agreements, namely (i) this Agreement; (ii) a real estate purchase agreement titled Contract of Sale (herein so called); and
(iii) a Manufacturing Agreement (herein so called). Pursuant to these agreements, Purchaser will acquire the Property (herein so called and as defined in the Contract of Sale) pursuant to the Contract of Sale, acquire the Assets (as hereinafter defined) pursuant to this Agreement and enter into the Manufacturing Agreement with Aloette.
                                    RECITALS

WHEREAS, Seller is the owner of the assets identified on the attached Exhibit A ("Assets"); and

WHEREAS, Seller is desirous of selling and conveying all of the Assets; and

WHEREAS, Purchaser is desirous of acquiring said Assets; and

WHEREAS, Purchaser and Seller intend to enter into the Contract of Sale for the sale and purchase of the Property; and

WHEREAS, Purchaser and Aloette intend to enter into the Manufacturing Agreement; and

WHEREAS, the Parties have reached a conceptual understanding with respect to the terms and conditions of the foregoing which are set forth in the Letter of Intent and now desire to enter into this Agreement as part of the contemplated transactions.

NOW,  THEREFORE,  in consideration of the foregoing and the mutual covenants and
agreements  set  forth  herein,  and  in  reliance  upon  the   representations,
warranties and covenants contained herein, the Parties agree as follows:

1.    Definitions.

         1.1. For the purpose of this Agreement, in addition to the definitions set forth hereinabove, the defined terms contained herein shall have the following meanings:

         "Accounts Receivable" shall mean the list of then-existing accounts receivable of Seller to be delivered to Purchaser by Seller on the Closing Date (as hereinafter defined).

         "Articles of Amendment" shall have the meaning as set forth in Section
7.2.1.7. hereof.

         "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

         "Closing Date" shall mean June 16, 1995, subject to the three (3) day review period pertaining to the Environmental Report (as defined, and as set forth in Section 8.1 of the Contract of Sale).

         "Confidentiality Letter" shall have the meaning as set forth in Section
16.1 of this Agreement.

         "Employee Plans" shall mean any and all employee benefit plans, compensation plans, stock ownership plans, insurance plans, all other plans and benefits of Seller and all tax-related obligations and liabilities relating thereto and/or as required by applicable law, including, but not limited to, the plans described in Section 12.1 of this Agreement.

         "Indemnified Party" shall have the meaning  as  set  forth  in  Section
13.1.1. of this Agreement.

         "Indemnifying Party" shall have the meaning as  set  forth  in  Section
13.1.1. of this Agreement.

         "Inspection" shall have the meaning as set forth in Section 3.3. of this Agreement.

         "Inspection Date" shall mean May 20, 1995, the day on which an actual physical inventory was taken; nevertheless, Seller and Purchaser each reserve the right to conduct a spot inventory in order to perform test counts or a full inventory prior to the Closing Date.

         "Inventory Value" shall mean the value as agreed to by Purchaser and Seller of the inventory constituting part of the Assets.

         "Products" shall mean the products as d efined in the Manufacturing Agreement.

         "Proprietary  Information"  shall  have  the  meaning  as set  forth in
Section 16.1 of this Agreement.

         "Purchase Price" shall mean the compensation paid for the Assets, as adjusted by the difference between the Inventory Value on the Statement Date (as hereinafter defined) and the Inventory Value on the Inspection Date, as modified by any Roll Forward Calculation (as hereinafter defined), after the close of business on the day preceding the Closing Date.

         "Purchaser's   Transaction  Documents"  shall  have  the meaning as set
forth in Section 11.1.2. of this Agreement.

         "Roll Forward Calculation" shall mean any adjustment to the Purchase Price made after the close of business on the day preceding the Closing Date mutually acceptable to the Parties in accordance with this Agreement.

         "Seller's  Transaction  Documents"  shall have the meaning set forth in
 Section  10.1.2. of this Agreement.

         "Statement Date" shall mean March 31, 1995.

         "Transaction" shall mean, collectively, this Agreement, the Contract of Sale, and the Manufacturing Agreement and all agreements related to any of the foregoing.

         "UCC Searches" shall have the meaning as set forth in Section 7.2.1.8. hereof.

2.    Sale of Assets.

         2.1. Seller agrees to sell and Purchaser agrees to purchase and acquire from Seller, at Closing, free and clear of all claims, lawsuits, causes of action, liens, debts, mortgages, security interests, and any other liens and encumbrances, the Assets listed in the attached Exhibit A.

         2.2. Seller, Aloette and Purchaser agree that all of Seller's formulas, component information, specifications, financial and billing information, sales information, customer lists, accounting information, operations information, computer files and other information of Seller (collectively, the "Computer Information") are contained in Aloette's Computer System (herein so called). Seller and Aloette agree that said Computer Information is being conveyed to Purchaser as part of the Assets pursuant to this Agreement and that such Computer Information is presently contained in Aloette's Computer System. Seller and Aloette agree that Purchaser shall have the unrestricted and unfettered right to access and use the Computer Information through Aloette's Computer System for a period of one hundred eighty (180) days from the Closing Date (the "Transition Period"). During the Transition Period, Purchaser shall have the right from time to time to copy any or all of the Computer Information. During said Transition Period, Purchaser shall also have the right to use all of (a) the software programs and (b) computer equipment owned by Aloette and currently being used by Seller in connection with the Computer Information and Aloette's Computer System. After Closing, neither Seller nor Aloette (or any other party other than Purchaser) shall have any right to use or access the Computer Information except for any historical financial information for time periods prior to the Closing Date and except as required by applicable law and with prior written notice to Purchaser. Upon receipt of written notice from Purchaser to destroy said Computer Information, Aloette agrees to promptly destroy all of said Computer Information and totally remove said Computer Information from Aloette's Computer System. Aloette and Seller agree to take all steps and precautions to protect the Computer Information and to keep said Computer Information strictly confidential in the manner set forth in Section 16 hereof. Seller and Aloette represent and warrant to Purchaser that Seller and Aloette will not use any of the Computer Information except as otherwise provided herein. Purchaser agrees that the dedicated telephone line for Purchaser connecting into the Computer System shall be Purchaser's sole cost and expense. Notwithstanding the foregoing, as a condition to Seller and Purchaser's obligation to proceed to Closing, the parties hereto agree that prior to Closing the parties will obtain a mutually acceptable agreement with Sexton Corp., successor to MAI Systems ("Sexton"), regarding Purchaser's use of the existing software programs (and any other information and programs the subject of an existing agreement between Aloette and Sexton) presently utilized by Seller and Aloette with respect to the Computer Information.

         2.3. Seller and Aloette agree that the books and records of Seller are being conveyed to Purchaser as part of the Assets pursuant to this Agreement. In this regard, Purchaser shall maintain the books and records for seven (7) years. During said seven (7) year period, Aloette shall be permitted reasonable access to said books and records with reasonable prior notice to Purchaser and at mutually acceptable times so long as Purchaser's business is not unduly interrupted; provided, however, Aloette shall not be permitted access to Purchaser's books and records other than Seller's books and records being conveyed herewith; provided further, however, copies of said books and records shall promptly be made available to Aloette as reasonably required from time to time by Aloette.

3.    Purchase Price and Payment.

         3.1. The Purchase Price for all of the Assets shall be Eight Hundred Fifty Thousand Dollars ($850,000.00), subject to the adjustments outlined in this Agreement including, but not limited to, Section 3.2. hereof, and payable at Closing by federal wire transfer.

         3.2. The Purchase Price is based on the Balance Sheet dated March 31, 1995 attached as Exhibit B. The Purchase Price may be adjusted upward or downward on a dollar for dollar adjustment based on any changes in the Assets occurring in the ordinary course of Seller's business from the Statement Date to the Closing Date.

         3.3. An actual physical inventory (the "Inspection") will be taken by the Parties on the Inspection Date in accordance with the inventory procedures established in Section 4 hereof. In the event that the Inventory Value determined as of the Inspection Date is greater than the Inventory Value determined on the Statement Date, then the Purchase Price shall be increased by the difference between the two (2) Inventory Values. Any such increase in the Purchase Price shall be paid in the same manner and on the same terms and conditions as the Purchase Price.

         If the Inventory Value as of the Inspection Date is less than the Inventory Value determined on the Statement Date, then the Purchase Price shall be decreased by the difference between the two (2) Inventory Values.

         A standard Roll Forward Calculation shall be done at the close of business on the day preceding the Closing Date based upon any transactions occurring between the Inspection Date and the Closing Date and based on the calculations, assumptions and notes set forth on Exhibit "C" attached hereto. It being understood and agreed that the only transactions that will occur between those dates are transactions in the ordinary course of Seller's business. Commencing with the date hereof, Seller agrees to make available to Purchaser, on a daily basis, all the computer-generated reports, all production reports, all other reports and all shipping and receiving invoices that clearly reflect the receipt of any new inventory and the delivery of any inventory of Seller. Seller represents and warrants to Purchaser that the reports described in the immediately preceding sentence shall be true, accurate and complete in every respect. Said representation and warranty of Seller shall survive the Closing. At Purchaser's option, Purchaser may have a representative at the Property [as defined in the Contract of Sale] at any time and from time to time to observe, verify and confirm the incoming inventory and the outgoing inventory.

         3.4. All new purchase orders received or issued by Seller after the Inspection Date and before the Closing Date shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld. Purchaser shall be deemed to have approved any new purchase orders of Seller if Purchaser does not disapprove the new purchase order in writing within two (2) business days after Purchaser's actual receipt of any new purchase order. Until Closing or the earlier termination of this Agreement, Seller agrees to provide Purchaser with a temporary office at the Property so Purchaser can observe, verify and confirm the various items set forth in Sections 3.3. and 3.4. hereof.

        3.5. Simultaneously with the execution and delivery of this Agreement by Seller, Seller shall deliver to Purchaser all new purchase orders received or issued by Seller since the Statement Date but prior to the date of Seller's execution and delivery of this Agreement.

        3.6. Notwithstanding anything herein to the contrary, prior to Closing, Seller shall notify all of Seller's vendors and any other applicable parties that Aloette is fully responsible for all purchase orders existing as of the Closing Date issued in connection with Aloette and Living Younger Longer. Prior to Closing, Seller and Purchaser shall agree in writing as to all non-Aloette and non-Living Younger Longer (a) purchase orders that Seller will terminate and for which Purchaser will simultaneously have said purchase orders reissued in Purchaser's name and (b) purchase orders that Seller will terminate and Purchaser will not have reissued. As to those purchase orders in Section 3.6.(b) hereof, Seller shall be fully responsible and liable for same and Seller agrees at Closing to so notify all of the applicable vendors and any other applicable parties of the foregoing and provide evidence of same to Purchaser.

        3.7. At Closing, Seller and Purchaser agree to prorate all taxes and assessments against the Assets and Seller shall pay to Purchaser, in cash at Closing, Seller's pro-rata portion of all such taxes and assessments. In this regard, on or before June 5, 1995, Seller agrees to deliver tax statements for the Assets for 1995, if available, and for 1993 and 1994 for Purchaser's review. Seller's pro-rata portion of such taxes and assessments shall be based upon taxes and assessments actually assessed for 1995. If, for any reason, taxes and assessments for 1995 have not been assessed on the Assets, such proration shall be estimated based upon taxes and assessments for 1994 as adjusted as agreed to by Seller and Purchaser and such proration shall be final.

        3.8. Seller and Purchaser agree to a reduction to the Purchase Price of an amount equal to the following: (a) the net book value as of March 31, 1995, of Seller's Ricoh copier (which such Ricoh copier was contemplated to be included in the Assets to be purchased by Purchaser pursuant to this Agreement);
(b) one-half (1/2) of the remaining lease and purchase obligations on the existing leases for the three (3) fork lifts described on Exhibit "A" attached hereto; and (c) one-half (1/2) of the remaining lease and purchase obligations on the existing lease for the floor cleaner/scrubber described on Exhibit "A" attached hereto.

4.    Inventory Procedure.

        4.1. On the Inspection Date, the Parties, or their duly authorized agent, shall have completed the Inspection of the inventory (including a review of purchases and sales of the inventory between the Statement Date and the Inspection Date) in order to determine the Inventory Value as of the Inspection Date. In the event that the Inspection Date is prior to the close of business on the day before the Closing Date, then, at the close of business on the day before the Closing Date, a Roll Forward Calculation shall be done, if necessary, to adjust for any transactions that have occurred between the Inspection Date and the Closing Date.

        4.2. Seller hereby represents, warrants and agrees that all purchases and sales of inventory prior to the Statement Date and from such date through the Closing Date have been and shall have been not materially inconsistent with Seller's historic operations and purchases and sales of inventory in accordance with Seller's ordinary course of business.

     5.   Conditions Precedent.

        5.1. The sale of Assets to Purchaser pursuant to this Agreement and the Closing hereunder is expressly contingent upon the following unless expressly waived or modified by the Parties in writing:

                  5.1.1. Satisfactory review by Purchaser of the Assets, and third-party agreements affecting the sale of Assets;

                  5.1.2. Completion of all necessary governmental filings by Seller and Aloette and receipt by Seller and Aloette of all necessary governmental approvals;

                  5.1.3.   The  financial   and  business  conditions  of Seller
     and the results of the operations of Seller not being materially differ-ent from those reflected in Exhibit B attached hereto;

                  5.1.4. Prior to Closing, receipt of all necessary consents from third parties including, but not limited to, the consents of any lending institutions; provided, however, the Parties shall use their respective commercially reasonable efforts to obtain promptly all necessary third party consents;

                  5.1.5. Seller's review of Purchaser's current Financial Statements and Financial Statements for the year ended December 31, 1994, bank statements supporting the cash balances provided in the Financial Statements and any additional information that may be reasonably required by the Seller; and

                  5.1.6. Compliance with all applicable regulations, statutes and laws by Seller, Purchaser and Aloette in connection with the Transact-ion.

         It is understood and agreed that, if the foregoing contingencies are not satisfied or expressly waived by the Parties, in writing, within ten (10) days of the execution hereof, then, in such event, either Party may elect to terminate this Agreement and effectuate the return of all documents, in which event the obligations of the Parties hereto shall become null, void and of no effect.

         The Parties hereby agree to use their commercially reasonable efforts to furnish all information required hereunder in a timely fashion and to otherwise satisfy the conditions precedent to Closing.

6.   Items Excluded From Sale; Liabilities.

         6.1. Expressly excluded from the sale and purchase of Assets contemplated hereby are the following:

     (a)  Cash on hand and in banks of Seller;

     (b)  Accounts Receivable of Seller;

     (c)  Prepaid expenses of Seller;

     (d)  Prepaid inventory of Seller;

     (e)  Deferred income taxes of Seller;

     (f) Aloette's work in process inventory as specified on Exhibit A attached hereto;

     (g) Aloette's packaging components and finished goods inventory excluding the chemicals and raw material specified on Exhibit C attached hereto;

     (h)  Aloette's and Living Younger Longer formulas;

     (i) Benefits and burdens from any litigation now commenced or hereafter arising of Seller from conditions existing prior to the Closing Date;

     (j)  Employee Plans and all assets thereof;

     (k) Any employment contracts, agreements or arrangements (whether oral or written) between Seller and Seller's current or past employees, agents or representatives;

     (l)  All Obsolete Items as defined in Section 6.6 hereof; and

     (m)  All  inventory  of  Living   Younger  Longer
          including,  but not  limited to, all work in
          process,   finished  goods,  components  and
          packaging.

         6.2. Notwithstanding anything herein to the contrary, Purchaser shall not assume and shall not be subject to any accounts payable or any other liabilities of Seller or Aloette arising or relating to any conditions or matters occurring prior to or on the Closing Date, even if any such liabilities do not surface or become known until after the Closing Date, of whatever kind or nature and whether or not currently existing or contingent, disclosed or undisclosed, known or unknown, including, without limitation, accounts payable, notes payable, product liabilities, environmental liabilities and liabilities for federal, state and local taxes.

         6.3. Notwithstanding anything herein to the contrary, Purchaser will assume no accounts payable or any other liabilities of Seller, except for Seller's obligations under executory third-party customer contracts that are assumed by Purchaser. Purchaser hereby agrees to indemnify and hold Seller harmless from and against any costs, damages, fees and expenses, including reasonable attorney's fees, actually incurred by Seller and arising out of, or resulting from a breach by Purchaser, of Purchaser's undertaking of Seller's obligations and/or Purchaser's performance or failure to perform the assumed contracts. Simultaneously with the execution and delivery of this Agreement by Seller, Seller shall deliver to Purchaser, for Purchaser's review, any and all service contracts and third-party agreements relating to the Assets; provided however that such third-party agreements shall not include any contract between Seller or Aloette and Living Younger Longer (herein so called). Purchaser shall notify Seller in writing on or before June 6, 1995, which of the third-party agreements or contracts Purchaser desires to assume and Seller agrees to obtain any consents pertaining to same and to comply with all notice requirements of any of said third-party agreements or contracts Purchaser desires to assume prior to Closing. At Closing, Seller shall terminate all third-party contracts and agreements not assumed by Purchaser.

         6.4. Seller shall be responsible for and shall timely pay for all Employee Plans and the employee-related agreements described in Section 6.1.(k) hereof.

         6.5. Excluded herefrom is any litigation or claims by or against Seller or Aloette.

         6.6. Notwithstanding anything herein to the contrary, prior to Closing, Seller and Purchaser shall agree in writing on all of the obsolete, discontinued, contaminated, spoiled or unusable assets of Seller, including, but not limited to, chemicals and components (collectively, the "Obsolete Items") that are not part of the Assets being purchased by Purchaser. Prior to Closing, Seller and Aloette agree to remove from the Property, and dispose of, all of such Obsolete Items. Further, prior to Closing, Seller and Aloette agree to relocate from the Property all of Aloette's and Living Younger Longer's fulfillment operations.

         6.7. Notwithstanding anything herein to the contrary, Seller and Purchaser agree that the inventories of Beauty Control, TIGI, Originail and Ashaway (collectively, the "Third Party Inventories") located in Seller's warehouse at the Property are not part of the Assets being purchased by Purchaser. Seller shall indemnify and hold Purchaser harmless from any and all discrepancies in said Third Party Inventories and any and all costs and expenses incurred in connection with the defense, settlement or any dispute relating to any such discrepancies. On or before June 6, 1995, Seller agrees to send letters to Beauty Control, TIGI, Originail and Ashaway notifying each of them (a) of Purchaser's purchase of the Assets and the Property, (b) the exact quantities of the inventory of each such third party held by Seller and (c) to notify Seller (not Purchaser) with respect to any questions or comments about such third party's inventory. In the event any of said third parties dispute or raise any discrepancies with regard to such inventory information, then Seller shall promptly notify any such third party that Seller (not Purchaser) is responsible for any such dispute and/or discrepancy and Seller agrees to resolve any such dispute and/or discrepancy. Seller represents and warrants to Purchaser that Seller does not have any other inventories at the Property of any third parties other than Beauty Control, TIGI, Originail and Ashaway.

         6.8.     This Section 6 shall survive Closing.

7.       The Closing.

         7.1. Time and Place of Closing. The Closing of the Transaction shall take place on the Closing Date at Commonwealth Land Title Company of Dallas, 1700 Pacific Avenue, Suite 4740, Dallas, Texas 75201, or at such other place upon which the Parties hereto shall mutually agree in writing.

         7.2.      Deliveries at Closing.  At the Closing:

                  7.2.1. Seller and Aloette shall deliver, or cause to be delivered, to Purchaser the items described below:

                           7.2.1.1. A fully executed, original Bill of Sale (herein so called) substantially in the form attached as Exhibit D;

                           7.2.1.2.   Certified   Resolutions   of  Seller   and
          Aloette's   Board  of  Directors   and   Shareholders   approving  the
          Transaction;

                           7.2.1.3. Opinion of counsel for Seller and Aloette dated the Closing Date, in the form contained in Exhibit E hereto;

                           7.2.1.4. Such other instruments of transfer and other
          documents  as  shall  be  reasonably   necessary  or   appropriate  to
          effectuate the Transaction;

                           7.2.1.5. The originals of the third-party agreements and all original related materials which Purchaser elects to assume pursuant to Section 6.3. hereof;

                           7.2.1.6. Possession of the Assets together with all certificates of title and any other evidence of title thereto;

                           7.2.1.7. Articles of Amendment (herein so called) of Seller changing Seller's name to a name that is not similar to "Superior Products Company," which such Articles of Amendment shall be filed by Seller at Seller's sole cost with the Texas Secretary of State (and any other state where Seller has qualified to do business or otherwise filed its name) immediately after Closing and which Seller shall deliver a certified filed copy of said Articles of Amendment to Purchaser within fifteen (15) days of the Closing Date; and

                           7.2.1.8. UCC Searches (herein so called) of the Assets reflecting said Assets to be free and clear of all liens and security interests.

                  7.2.2. Purchaser shall deliver, or cause to be delivered, to Seller and Aloette the items described below:

                           7.2.2.1. Certified Resolutions of Purchaser's Board of Directors approving the Transaction;

                           7.2.2.2. Opinion of counsel for Purchaser dated the Closing Date, in the form contained in Exhibit F hereto; and

                           7.2.2.3. Such other instruments of transfer and other
          documents  as  shall  be  reasonably   necessary  or   appropriate  to
          effectuate the Transaction.

8.   Contract of Sale; Manufacturing Agreement.

         8.1. As an express and prime inducement for the Parties to enter into this Agreement, Seller and Purchaser agree to execute the Contract of Sale and Aloette and Purchaser agree to execute the Manufacturing Agreement concurrent with the execution of this Agreement. Notwithstanding anything herein to the contrary, this Agreement shall be deemed null and void and of no further effect in the absence of the execution of the Contract of Sale and the Manufacturing Agreement and their continuing effect.

9.   Accounts Receivable of Seller.

         9.1. Seller's Accounts Receivable and other receivables shall remain the property of the Seller. At Closing, Seller shall provide Purchaser with a list of all the then-existing Accounts Receivable of Seller. For a period of 90 days, commencing on the Closing Date, Purchaser, as Seller's agent, shall collect said Accounts Receivable in the ordinary course of Purchaser's business, provided, however, that Purchaser shall not be obligated to send any demand or collection letters or seek collection of the Accounts Receivable by litigation or otherwise or to expend any money whatsoever in order to collect the Accounts Receivable or incur any liability therefor.

         9.2. Purchaser shall deposit in Seller's bank account #018-073-404-6 at NationsBank of Texas, N.A., located at 1401 Elm Street, Dallas, Texas 75202, on Thursday, all Accounts Receivable collected and received by Purchaser during the previous week.

         9.3. Purchaser shall provide Seller with monthly statements as to the aggregate amount of Accounts Receivable collected, the names of the account debtors, the amount collected, and the total amount due with respect to each such Account Receivable. Unless an invoice is specifically disputed by a debtor or the debtor otherwise notifies Purchaser, Purchaser shall apply payments to the oldest invoice first. Purchaser also agrees to provide to Seller on a weekly basis copies of all deposit slips and customer checks relating to the Accounts Receivable collected by Purchaser.

         9.4. From and after the Closing Date, Purchaser shall maintain a separate schedule of all Accounts Receivable and payments thereof, which schedule shall be available for inspection by Seller upon request.

         9.5. Seller agrees to provide Purchaser with any assistance reasonably requested by Purchaser relating to the Accounts Receivable within such 90 day period. At the conclusion of such 90 day period, Purchaser shall provide a schedule to Seller and Aloette of the Accounts Receivable received by Purchaser and the outstanding Accounts Receivable and, thereafter, Purchaser shall have no further responsibility therefor. Up until 90 days after Closing, at the request of Purchaser, Seller and Aloette agree to provide Purchaser with information relating to the payment history of various customers of Seller and Aloette who are also customers or potential customers of Purchaser.

         9.6. Notwithstanding anything to the contrary contained in this Section 9, Seller may demand the immediate return of the Accounts Receivable supporting documentation at any time within the 90 day period whereupon Purchaser shall, without delay, turn over all of said Accounts Receivable supporting documentation; provided, however, Purchaser shall be permitted to make copies of all of such supporting documentation; provided further, however, Seller agrees not to proceed with Seller's own collection efforts with respect to any Accounts Receivable until Seller demands the immediate return of the Accounts Receivable documentation as provided in this Section 9.6.

         9.7. It is understood and agreed that Purchaser is not a surety, debt collector, factoring company or guarantor of, or with respect to, the Accounts Receivable and Seller and Aloette agree to indemnify Purchaser and hold Purchaser harmless for any and all claims, causes of action, lawsuits and costs and expenses actually incurred by Purchaser relating to Purchaser acting as an agent for Seller in collecting and receiving the Accounts Receivable in accordance with this Section 9. This Section 9.7. shall survive the Closing.


10.  Seller's Representations, Warranties and Covenants.

         10.1.  As  a  material  inducement  to  Purchaser's  purchase,   Seller
represents, warrants and covenants unto Purchaser as set forth below and acknowledges that Purchaser is relying upon such representations, warranties and covenants in connection with Purchaser's entering into the Transaction including, without limitation, the purchase by Purchaser of the Assets.

         Seller represents, warrants and covenants to Purchaser as follows on and as of the date hereof and on and as of the Closing Date:

                  10.1.1. Corporate Status. Seller is a corporation, duly organized and existing and in good standing under the laws of the State of Texas, is duly authorized to carry on its business, that all necessary corporate actions to authorize the execution of this Agreement and to consummate the Transaction have been taken, and this Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

                  10.1.2. Power and Authority. Seller has the power and authority to execute, deliver and perform this Agreement and the other instruments required to be delivered by Seller to Purchaser at Closing (collectively, the "Seller's Transaction Documents").

                  10.1.3. Absence of Conflicting Agreements. Neither the execution nor delivery of this Agreement or any of Seller's Transaction
     Documents by Seller nor the performance by Seller of the transactions contemplated herein conflicts with or constitutes a breach of or a default under (i) any material applicable law or any material applicable rule, judgment, order, writ, injunction or decree of any court; (ii) any material applicable rule or regulation of any administrative agency or other governmental authority; or (iii) any material agreement, indenture, instrument or contract to which Seller is now a party or by which Seller is bound.

                  10.1.4. Binding Agreement. Seller has duly executed and delivered this Agreement. This Agreement is and, when executed and delivered by Seller at the Closing, and the Seller's Transaction Documents will be (assuming the due authorization, execution and delivery hereof by Purchaser) the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and of general principals of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  10.1.5. No Finders. No broker or finder has acted for Seller or Aloette in connection with the Transaction, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Seller or Aloette.

                  10.1.6.  Consents and Notices.  Except as set forth in Section
     5.1.4. hereof as of the date hereof, no consent or approval of any governmental agency or other person is required and no notice to any governmental agency or other person need be given in connection with Seller's or Aloette's execution and delivery of this Agreement or for the consummation by Seller or Aloette of the Transaction.

                  10.1.7. Marketable Title. The Seller shall, at Closing, have good and marketable title to all of the Assets to be sold, transferred and assigned to Purchaser pursuant to this Agreement, subject to no claims, lawsuits, causes of action, liens, security interests, debts, mortgages and encumbrances of any kind other than those to be satisfied at Closing from the proceeds of the sale or otherwise provided for herein.

                  10.1.8. Operation in the Ordinary Course of Business. Until Closing, Seller will continue the operation of Seller's business in the ordinary course and will continue to do business in the same manner and during the same hours as heretofore, including exercising best efforts to preserve intact Seller's business, organizations and the goodwill of Seller's customers, suppliers, employees, lessors and others having business relations with the Seller and Seller and/or Aloette shall not purchase, sell, lease or dispose of any property or assets, or incur any liability or make any commitment to enter into other transactions, except in the ordinary and usual course of business, consistent with practice and pending consummation of the Transaction by Purchaser, or as otherwise set forth in this Agreement. Seller represents and warrants to the best of Seller's knowledge that all documentation, books and records delivered or made available to Purchaser are true, accurate and complete and that Seller has disclosed all material information relating to the Assets to Purchaser.

                  10.1.9. Insurance. Until Closing, Seller shall maintain Seller's current insurance coverages in full force and effect insuring the Property to be sold to Purchaser pursuant to the Contract of Sale and the Assets to be sold to Purchaser pursuant to this Agreement; and Seller will promptly notify Purchaser, in writing, of any loss and/or damage. In the event of damage or loss by fire or other casualty of the Assets, or any material portion of the Assets, then Purchaser shall have the option to terminate this Agreement upon written notice to Seller prior to Closing, in which event neither Purchaser nor Seller shall have any further right or obligation hereunder except as set forth herein. Should Purchaser elect not to exercise Purchaser's termination option as provided herein, then this Agreement shall remain in full force and effect and Seller shall assign and/or pay to Purchaser, at Closing, Seller's interest in and to all insurance proceeds.

                  10.1.10. Tangible Assets. The tangible Assets are in good operating condition, order and repair, subject to ordinary wear and tear and have been maintained in accordance with standard industry practice.

                  10.1.11. No Litigation; No Judgments. There are no judgments outstanding or any suits or proceedings, whether in equity or at law, or governmental or administrative investigations or proceedings pending or, to the knowledge of Seller, threatened against Seller or any of the Assets. To the best of Seller's knowledge, there are no claims or actions outstanding against Seller or any of the Assets.

                  10.1.12. Taxes. To the best of Seller's knowledge, Seller has duly filed, when due, including any extensions, all tax reports and tax returns in connection with and in respect of Seller's business, Assets and employees, and Seller has timely paid and discharged all such taxes and tax obligations.

                  10.1.13. Environmental Laws. To the best of Seller's knowledge, neither Seller nor any of the Assets or Property are in violation of, or has violated, or has been in non-compliance with any applicable environmental laws in connection with the ownership, use, maintenance or operation of, or conduct of business related to Seller, the Assets or the Property; provided, however, Seller acknowledges that in 1993 it was cited for exceeding effluent standards for oil and grease ("Fog"). A waste filtration system was installed by Seller in 1994 which brought Seller into compliance with the applicable Fog standards.

                  10.1.14. Seller's Name. To the best of Seller's knowledge, the use of the name of "Superior Products Company" does not infringe the right of any third party. After the Closing Date, no one other than Purchaser will be authorized by Seller to use the name "Superior Products Company."

                  10.1.15. Governmental Filings. Prior to Closing, Seller and Aloette (a) will have completed all necessary governmental filings and received all necessary approvals pertaining to, and of, the Transaction and
     (b) will have complied with all applicable regulations, statutes and laws in connection with the Transaction.

                  10.1.16. Ability to Complete Transaction. Seller and Aloette have the financial ability, business expertise, and management skill to successfully fulfill Seller's and Aloette's obligations hereunder.

                  10.1.17. Uniform Fraudulent Transfer Act. The execution and delivery of this Agreement and the Closing of the Transaction does not violate, in any way, the Uniform Fraudulent Transfer Act as enacted in the State of Texas.

11.      Purchaser's Representations, Warranties and Covenants.

         11.1. As a material inducement to Seller and Aloette to enter into this Agreement, Purchaser represents, warrants and covenants unto Seller and Aloette as set forth below and acknowledges that Seller and Aloette are relying upon such representations and warranties in connection with the sale of Assets pursuant to this Agreement.

         Purchaser represents and warrants to Seller and Aloette as follows on and as of the date hereof and on and as of the Closing Date:

                  11.1.1. Corporate Status. Purchaser is a corporation, duly organized and existing and in good standing under the laws of the State of Texas, is duly authorized to carry on its business, that all necessary corporate actions to authorize the execution of this Agreement and to consummate the Transaction have been taken, and this Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms.

                  11.1.2. Power and Authority. Purchaser has the power and authority to execute, deliver and perform this Agreement and the other instruments required to be delivered by Purchaser to Seller at the Closing (collectively, the "Purchaser's Transaction Documents").

                  11.1.3. Absence of Conflicting Agreements. Neither the execution nor delivery of this Agreement or any of Purchaser's Transaction Documents by Purchaser nor the performance by Purchaser of the transactions contemplated herein conflicts with or constitutes a breach of or a default under (i) any material applicable law or any material applicable rule, judgment, order, writ, injunction or decree of any court; (ii) any material applicable rule or regulation of any administrative agency or other governmental authority; or (iii) any material agreement, indenture, instrument or contract to which Purchaser is now a party or by which Purchaser is bound.

                  11.1.4.  Binding  Agreement.  This  Agreement  has  been  duly executed and delivered by Purchaser. This Agreement is and, when executed and delivered by Purchaser at Closing, and the Purchaser's Transaction Documents will be (assuming the due authorization, execution and delivery of this Agreement by Seller) the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and of general principals of equity and public policy (regardless of whether enforcement is sought in a proceeding of law or in equity).

                  11.1.5. No Finders. No broker or finder has acted for Purchaser in connection with the Transaction, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Purchaser.

                  11.1.6. Consents and Notices. No consent or approval of any governmental agency or other person is required and no notice to any governmental agency or other person need be given in connection with Purchaser's execution and delivery of this Agreement or for the consummation by Purchaser of the Transaction.

                  11.1.7. Bankruptcy. Purchaser has not committed an act of bankruptcy, proposed a compromise or arrangement to Purchaser's creditors generally, had any petition for a receiving order in bankruptcy filed against Purchaser, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound-up, taken any action to have a receiver appointed for any part of Purchaser's assets, had any encumbrancer take possession of any of Purchaser's property, or had any execution or distress become enforceable or become levied upon any of Purchaser's property.

                  11.1.8. Ability to Complete Transaction. Purchaser has the financial ability, business expertise, and management skill to successfully fulfill Purchaser's obligations hereunder.

12.      Employee Plans.

         12.1. Seller shall remain fully responsible for any and all benefits due to employees for Seller's 401K/Profit Sharing Plan and Seller's Employee Stock Ownership Plan and all other Employee Plans and all other employee-related agreements. Purchaser understands that Purchaser has no rights to any of the Employee Plans or any portion thereof or any assets thereof. Seller shall have the right to dissolve the corporation and/or the existing Employee Plans and to distribute to the appropriate parties the present vested interest in such Employee Plans and any over-funding thereof as deemed necessary and appropriate by Aloette on the advice of its advisors.

13.      Obligations of the Parties After Closing.

         13.1.    Indemnification.

                  13.1.1 Each party hereto agrees to indemnify and hold harmless
     (such party is hereinafter referred to as the "Indemnifying Party") the other party against any and all reasonable losses, costs, expenses, claims, damages or liabilities (including the amount of any settlement approved by such Indemnifying Party and expense of enforcing this Agreement), which such other party (the "Indemnified Party") may actually suffer, incur or become subject to, and to reimburse the Indemnified Party for any reasonable legal, audit or other expenses actually incurred by the Indemnified Party in connection with investigating any claims and defending any actions, insofar as such losses, costs, expenses, claims, damages, liabilities or action arise out of or are based upon (i) the breach of any warranty made by the Indemnifying Party herein or in any schedule, written statement, list, certificate or other instrument delivered to the Indemnified Party by the Indemnifying Party, or (ii) any breach or default in performance by the Indemnifying Party of any of the Indemnifying Party's covenants or agreements with the Indemnified Party contained herein.

                  13.1.2. A party seeking indemnification hereunder shall promptly notify the party from whom it is seeking indemnification of the assertion of any claim or the discovery of any fact upon which the party seeking indemnification intends to base a claim made by a third party against which a party hereto is seeking indemnification hereunder, the party from whom indemnification is sought shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the party seeking indemnification shall fully cooperate with the party from whom indemnification is sought subject to reimbursement for actual reasonable out-of-pocket expenses incurred as the result of such request by the party from who indemnification is sought either does not elect to assume control or otherwise participate in the defense of any third-party claim, and in such event, that party shall be bound by the results obtained by the other with respect to such claim.

         13.2. Limitations. Notwithstanding anything herein to the contrary, all claims for breach of any representation or warranty made by any Party herein must be asserted prior to the second anniversary of the Closing Date, and no Party shall be entitled to indemnity hereunder or other relief at law or in equity for any such other claims asserted after that date. Therefore, the representations and warranties of Seller and Purchaser shall survive Closing for two (2) years; provided, however, the representations and warranties contained in the Bill of Sale and the Deed (as defined in the Contract of Sale) shall not be limited in any way by the terms and provisions of this Agreement.

14.      Termination.

         14.1. This Agreement may be terminated at any time prior to the time of Closing:

                  14.1.1. by Purchaser if the representations, warranties, covenants and conditions set forth in Section 10 have not be satisfied by the Closing Date;

                  14.1.2.   by  Seller  if  the   representations,   warranties,
     covenants and conditions set forth in Section 11 have not been satisfied by the Closing Date;

                  14.1.3. by either Seller or Purchaser, as applicable, if the conditions precedent set forth in Section 5 hereof have not been met or satisfied; or

                  14.1.4. by either Seller or Purchaser if the Closing has not occurred on or before the Closing Date, provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

         14.2. Effect of Termination. If a party terminates this Agreement because one of its or their conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent or pursuant to this Section, this Agreement shall become null and void without any liability of any party to the other; provided however, that if such termination is by Purchaser pursuant to Sections 14.1.1., 14.1.3. or 14.1.4. hereof as a result of a breach by Seller of any of Seller's representations, warranties or covenants in this Agreement, of if such termination is by Seller pursuant to Sections 14.1.2. or 14.1.4. hereof as a result of a breach by Purchaser of any of Purchaser's representations, warranties or covenants in this Agreement, nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach.

15. Seller's Indemnity for Seller's Accounts Payable and Other Liabilities and Obligations Not Assumed by Purchaser.

         15.1. Seller shall indemnify and hold Purchaser harmless from all of Seller's accounts payable (Purchaser is not assuming any of said accounts payable) and all other liabilities and obligations of Seller which are not assumed by Purchaser under this Agreement, and from any and all liabilities, including, but not limited to, all costs and expenses incurred in connection with the defense or settlement of any such liability or obligation. In regard to Seller's accounts payable, Seller agrees to pay all of said accounts payable within thirty (30) days of the Closing Date or such later date within thirty
(30) days after any of said accounts payable become due; provided, however, any of such accounts payable shall be paid or satisfied no later than ninety (90) days after the Closing Date. This Section shall survive Closing.

16.      Confidentiality; Due Diligence.

         16.1. Prior to entering into the negotiating process, Purchaser and Aloette executed a Confidentiality Letter (herein so called) dated April 3, 1995. Thereafter, there was an exchange of information resulting in the execution of the Letter of Intent. The Letter of Intent contemplated additional disclosures and a further exchange of information. This information includes, but is not limited to, confidential business, financial and technical information (collectively, the "Proprietary Information"). The Parties hereto agree to be mutually bound to the following:

                  16.1.1. The terms of the Confidentiality Letter remain in full force and are incorporated herein as if set forth at length.

                  16.1.2. From and since the inception of the negotiating process, a confidential relationship has arisen and exists among the Parties.

                  16.1.3. During the term of this Agreement and, in the event this Agreement is terminated, thereafter, in perpetuity, the Parties shall hold in confidence any Proprietary Information disclosed to or exchanged by the Parties (whether received orally, in writing, in print or by any other method of communication) and shall not disclose that information to any third party and shall not use that information for a purpose not covered by this Agreement. Specifically, the Proprietary Information should be used for no purpose other than the contemplated transaction.

                  16.1.4. The Parties agree that the Proprietary Information shall be provided to employees and agents only on an "as-needed" basis.

                  16.1.5. In the event of termination of this Agreement, each Party shall return to the disclosing Party all information which has been disclosed to it, together with all copies, summaries and extracts of that information and otherwise comply with Section 14 hereof. In addition, each Party shall, on the termination of this Agreement, instruct that Party's respective agent(s) and employee(s) to whom the information was disclosed to continue to hold that information in perpetuity or until such information is made available, other than by breach of this Agreement, to the public generally.

                  16.1.6. The purpose of this Section 16 is to reaffirm, expand and clarify the terms of the Confidentiality Letter and should not be construed as a limitation thereof.

17.      Miscellaneous Provisions.

         17.1. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by each Party in this Agreement or in any schedule, certificate, document or list delivered by any such Party pursuant hereto, shall survive the Closing, subject to the limitations in Section 13.2. hereof, and notwithstanding any investigation conducted before or after the Closing or the decision of any Party to complete the Closing, each Party hereto shall be entitled to rely solely upon the representations, warranties, covenants and agreements of any other Party contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement and may not rely upon any representation, warranty, agreement, provision or information, written or oral, made by any person other than as specifically set forth herein or therein.

         17.2. Public Announcements. Unless required by a Party's obligations of public disclosure under applicable securities laws or other applicable laws and only after prior written notice to the other Parties, (a) no Party hereto will make any public announcement regarding the Transaction; and (b) no Party will issue any press releases or make any disclosures relating to the Transaction without the prior written approval of the other Parties, which such approval shall not be unreasonably withheld or delayed. Nothing in this Section shall be construed to preclude or condition any public disclosure required by law.

         17.3. Costs and Expenses. Purchaser and Seller shall each pay their own fees and expenses and those of its or their agents and advisors in connection with the consummation of the Transaction.

         17.4. Performance. In the event of a default on the part of any Party hereto, any other Party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the defaulting party hereby waives the defense that there may be an adequate remedy at law.

         17.5. Benefit and Assignment. This Agreement will be binding upon the respective successors and assigns of the Parties hereto. This Agreement and the rights, obligations, and liabilities hereunder may not be assigned by any Party without the Seller's prior written consent of the other Parties. No such assignment by any Party shall relieve any Party of its obligations hereunder.

         17.6. Effect and Construction. This Agreement, the Contract of Sale, the Manufacturing Agreement, the Confidentiality Letter, the Letter of Intent, and the exhibits and schedules hereto and thereto embody the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements, and understandings relating to matters provided for herein. To the extent of a conflict between this Agreement and the Letter of Intent or the Confidentiality Letter, this Agreement shall govern and control. The captions are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         17.7. Background, Recitals and Exhibits. The background, recitals and the Exhibits attached hereto are hereby incorporated herein and made a part hereof.

         17.8. After the passage of any applicable notice and cure period, any controversy, dispute or claim arising out of, or relating to, this Agreement which cannot be resolved informally shall be settled by arbitration in Dallas, Texas, or such other place as may be mutually agreed upon in writing by the parties hereto in accordance with the rules of the American Arbitration Association then existing (unless the parties hereto otherwise agree in writing) except with respect to the selection of arbitrators, as hereinafter set forth. This Agreement to arbitrate and the decision of the arbitrators shall be final and binding and specifically enforceable under the prevailing arbitration law of the State of Texas or such other jurisdiction as may be mutually agreed in writing by the parties hereto. When a matter has been submitted for arbitration, each party hereto shall choose an arbitrator and the two (2) arbitrators selected will mutually agree upon a third (3rd) independent arbitrator. Any such controversy, dispute or claim shall then be resolved by a majority vote of the three (3) arbitrators. Nothing set forth in this Section shall preclude the parties from seeking an equitable remedy from a court of competent jurisdiction in an emergent matter.

         17.9. Cooperation. Subject to the terms and conditions herein provided, each of the Parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things reasonably necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the Transaction.

         17.10. Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder shall be in writing, and shall be deemed to be delivered as follows: (a) if hand delivered (including overnight deliveries), when delivered to the address set forth herein for the party to whom any such communication is given or (b) if mailed (except where actual receipt is specified herein), whether actually received or not, upon deposit of same as provided below, in a regularly maintained official depository of the United States Mail located in the continental United States, and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Seller:                      Superior Products Company
                                            c/o Aloette Cosmetics, Inc.
                                            1301 Wright's Lane East
                                            West Chester, PA 19380
                                            Telephone (610) 692-0600
                                            Telefax   (610) 692-2334

                                            Attn: Ms. Tricia Defibaugh
                                                  Chairman of the Board and
                                                  Chief Executive Officer

         If to Aloette:                     Aloette Cosmetics, Inc.
                                            1301 Wright's Lane East
                                            West Chester, PA 19380
                                            Telephone (610) 692-0600
                                            Telefax (610) 692-2334

                                           Attn: Ms. Tricia Defibaugh
                                                 Chairman of the Board and
                                                 Chief Executive Officer

         With copies to:                   Leo R. Zamparelli, Esquire
                                           1440 Parkside Avenue
                                           Trenton, New Jersey 08638
                                           Telephone (609) 883-6000
                                           Telefax (609) 882-9536

         If to Purchaser:                   Naterra International, Inc.
                                            Attn:  Mr. Jin K. Song, President
                                            1425 Century Drive, Suite 207
                                            Carrollton, Texas 75006
                                            Telephone (214) 242-7313
                                            Telefax   (214) 242-7413

         With copies to:                    Gerald D. Quast, P.C.
                                            2301 Cedar Springs, Second Floor
                                            Dallas, Texas 75201-7802
                                            Telephone (214) 871-3121
                                            Telefax (214) 871-6098

The addresses and addressees for purposes of this notice provision may be changed by any Party by giving notice of such change to the other Parties in the manner provided herein for giving notice. For such purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes. This Section shall not be construed or interpreted in anywise to affect or impair any waiver of notice herein provided or to require giving of notice by one Party to the other Parties where such notice is not otherwise required herein. The telefax and telephone numbers are included herein for convenience only; for purpose of this Agreement, official notices must be given in accordance with the requirements of this Section.

         17.11. Waiver, Discharge, Etc. This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by each of the Parties hereto by their duly authorized officers or representatives. The failure of any Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party hereafter to enforce any and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         17.12. Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not Parties hereto, other than the permitted successors and assigns of the Parties hereto pursuant to
Section 17.5. hereof.

         17.13. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and in force to the fullest extent permitted by law.

         17.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same document.

         17.15. Time Periods. Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.

         17.16. Reliance. No Party hereto has made any representation, warranty or covenant to the other Parties concerning any tax benefits or tax treatment which may accrue to the benefit of, or be given to, the other Parties in connection with the Transaction. Each Party has relied upon its own examination of the terms and provisions contained herein, and the counsel of its own advisors, and the representations, warranties and covenants contained herein.

         17.17. Venue. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PARTIES HEREBY IRREVOCABLY AGREE THAT VENUE FOR ANY SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.

         17.18. Attorneys' Fees. The prevailing Party in any litigation between the parties hereto shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees and costs of suit.

         17.19. Time of the Essence. Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby.

         17.20. Authority. Each person executing this Agreement, by such person's execution hereof, represents and warrants that such person is fully authorized to execute this Agreement on behalf of the Party such person is executing this Agreement on behalf of, and that no further action or consent on the part of the Party for whom such person is acting is required to the effectiveness and enforceability of this Agreement against such Party following the execution hereof. This Section shall survive Closing.

         17.21. Construction. The Parties hereto acknowledge that each Party and their counsel have reviewed and revised this Agreement and that each Party was represented by competent counsel in connection with the preparation of this Agreement, and each Party hereto has been advised by their counsel as to the ramifications hereof. In this regard, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules, riders, addenda and/or exhibits hereto.

         17.22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         17.23. Joint and Several Liability. Notwithstanding anything herein to the contrary, Seller and Aloette agree that the agreements, covenants, representations, warranties and obligations contained herein of Seller and/or Aloette are the joint and several liability and responsibility of Seller and Aloette regardless of whether any such agreements, covenants, representations, warranties and obligations contained herein are made by Seller herein or by Aloette herein.

         EXECUTED on this 2nd day of June, 1995, by Seller.

                                        Superior Products Company,
                                        a Texas corporation

                                        By:  Aloette Cosmetics, Inc.
                                             of Delaware,
                                             a Delaware corporation
                                             Its:  Sole Shareholder

                                        By:_____________________________
                                             Jean M. Lewis
                                             Its: Vice President-Finance

         EXECUTED on this 2nd day of June, 1995, by Aloette

                                        Aloette Cosmetics, Inc.,
                                        a Pennsylvania corporation


                                        By:  ___________________________
                                              Jean M. Lewis
                                              Its:  Vice President-Finance

                                        Aloette Cosmetics, Inc. of Delaware,
                                        a Delaware corporation

                                        By: Aloette Cosmetics, Inc.,
                                            a Pennsylvania corporation
                                            Its: Sole Shareholder


                                        By:  ___________________________
                                             Jean M. Lewis
                                             Its:  Vice President-Finance

                                        Aloette Cosmetics, Inc. of Pennsylvania, a Pennsylvania corporation

                                        By:   Aloette Cosmetics, Inc.,
                                              a Pennsylvania corporation
                                              Its: Sole Shareholder

                                        By:___________________________
                                              Jean M. Lewis
                                              Its: Vice President-Finance

                                        Naterra International, Inc.,
                                        a Texas corporation

                                        By:  ________________________________
                                               Jin K. Song
                                               Its: President

                                   Exhibit A

                        Schedule of Tangible Assets Sold


          Consisted of all the tangible and intagible Assets acquired.

                                   Exhibit B


            Consisted of Seller's balance sheet as of March 31, 1995

                                   Exhibit C

      Consisted of calculation of inventory roll forward and adjustments.

                                   Exhibit D

                                  Bill of Sale

         KNOW ALL MEN BY THESE PRESENTS, that pursuant to a certain Asset Sale Agreement, dated as of June 2, 1995, (the "Agreement") by and between NATERRA INTERNATIONAL, INC., a Texas corporation, having a place of business at 1425 Century Drive, Suite 207, Carrollton, Texas 75006 ("Purchaser"), D.D. COSMETIC SALES COMPANY, INC., formerly known as SUPERIOR PRODUCTS COMPANY, a Texas corporation, having a place of business at 13525 Denton Drive, Dallas, Texas 75234 ("Seller") and Aloette, Cosmetics, Inc., a Pennsylvania corporation,
Aloette Cosmetics, Inc. of Delaware, a Delaware corporation and Aloette Cosmetics, Inc. of Pennsylvania, a Pennsylvania corporation (collectively, "Aloette"), having a place of business at 1301 Wrights Lane East, West Chester, Pennsylvania 19380, for and in consideration of One Dollar ($1.00) and other good and valuable consideration paid by the Purchaser to the Seller, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Seller does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN AND DELIVER unto the Purchaser, Purchaser's successors and assigns forever all of the Assets (herein so called and as defined in the Agreement), wherever located and identified on Exhibit A attached hereto and incorporated herein by reference for all purposes.

         TO HAVE AND TO HOLD, all and singular, the above described Assets unto the Purchaser and Purchaser's successors and assigns forever to WARRANT AND FOREVER DEFEND, all and singular the Assets unto Purchaser and Purchaser's successors and assigns against every person whomsoever lawfully claiming or to claim to same, or any part thereof.

         The Seller hereby covenants and agrees, from and after the date hereof, to execute and deliver to the Purchaser such further instruments of sale, conveyance, transfer, assignment and consent and to take such other actions as the Purchaser reasonably may request from time to time in order more effectively to sell, convey, transfer and assign to the Purchaser the Assets conveyed by this Bill of Sale (herein so called), to confirm the title and possession of the Purchaser thereto and to assist the Purchaser in exercising rights with respect thereto.
         IN WITNESS WHEREOF, the Seller has executed and delivered this Bill of Sale to Purchaser on June 15th, 1995.
                                           D.D. Cosmetic Sales Company, Inc.,
                                           formerly known as
                                           Superior Products Company,
                                           a Texas corporation

                                           By:  Aloette Cosmetics, Inc.
                                                of Delaware,
                                                a Delaware corporation
                                                Its:  Sole Shareholder


                                           By:__________________________
                                                Jean M. Lewis
                                                Its:  Vice President-Finance

STATE OF TEXAS             ss.

COUNTY OF DALLAS  ss.
         Before me, the undersigned, on this day personally appeared Jean M. Lewis, Vice President-Finance of Aloette Cosmetics, Inc. of Delaware, a Delaware corporation, as the sole shareholder of D.D. Cosmetic Sales Company, Inc., formerly known as Superior Products Company, a Texas corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same as the act of such corporation, and in the capacity therein stated.

         Given under my hand and seal this 15th day of June, 1995.


                                          -------------------------------
                                          NOTARY PUBLIC
                                          Printed Name:__________________
                                          My Commission Expires:_________

                                   EXHIBIT A

                                     Assets











































EXHIBIT "A" - Solo Page

                                   Exhibit E

                       Opinion Letter of Seller's Counsel

                                   Exhibit F

                     Opinion Letter of Purchaser's Counsel